Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-90609, 333-108330 333-108331, 333-153286 and 333-171024 on Form S-8 and Registration Statement No. 333-171155 on Form S-3 of Jacksonville Bancorp, Inc., of our report dated March 30, 2012, appearing in this Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2011.

/s/ CROWE HORWATH LLP

Fort Lauderdale, Florida

March 30, 2012